Exhibit 99.1

First Horizon National Corporation Reports Growth in Difficult Environment

MEMPHIS, Tenn., July 19, 2006 (PRIMEZONE) -- First Horizon National Corporation (NYSE:FHN) announced second quarter 2006 earnings of $104.3 million or $.82 per diluted share. In 2005, second quarter earnings were $100.1 million or $.77 per diluted share.

Return on average shareholders' equity and return on average assets were 17.4 percent and 1.09 percent, respectively, for second quarter 2006. Return on average shareholders' equity and return on average assets were 18.8 percent and 1.11 percent, respectively, for second quarter 2005. Total assets were $37.5 billion and shareholders' equity was $2.4 billion on June 30, 2006, compared to $37.2 billion and $2.2 billion, respectively, on June 30, 2005. Highlights for the quarter included:

  --  Commercial loans grew 20 percent and retail loans grew
      21 percent over second quarter 2005
  --  Retail/Commercial Banking deposits grew 11 percent over second quarter 2005
  --  Mortgage Banking pre-tax income declined $12.7 million compared to second quarter 2005; however, on a sequential quarter basis pre-tax income increased $34.6 million as margins on loans delivered improved
  --  Capital Markets noninterest revenues from products other than fixed income grew 33 percent compared to second quarter 2005

"Our second quarter performance was solid, even though the operating environment continues to deteriorate," said Chairman and CEO, Ken Glass. "Our income from continuing operations represents an 8 percent increase over a year ago while the yield curve has flattened more than 100bps during that same time frame, drastically impacting our mortgage and fixed income businesses. Our employees continue to be our competitive advantage and it's to their credit that we've been able to produce growth in this difficult environment."

Including the impact of the merchant processing sale, diluted earnings per share were $2.49 and $1.60 for the six-months ended June 30, 2006 and 2005, respectively. For the six-months ended June 30, 2006, return on average shareholders' equity and return on average assets were 27.2 percent and 1.69 percent, respectively. Return on average shareholders' equity and return on average assets were 19.8 percent and 1.18 percent, respectively, for the six-months ended June 30, 2005.

PERFORMANCE HIGHLIGHTS

Retail/Commercial Banking

Total revenues for Retail/Commercial Banking increased 10 percent to $342.5 million for second quarter 2006 compared to $311.2 million for second quarter 2005.

Net interest income increased 9 percent to $230.7 million in second quarter 2006 from $211.4 million in second quarter 2005 as earning assets grew 11 percent, or $2.1 billion. Loans grew 19 percent or $3.4 billion while loans held for sale decreased 72 percent or $1.3 billion and deposits increased 11 percent or $1.2 billion over second quarter 2005. The Retail/Commercial Banking net interest margin was 4.27 percent in second quarter 2006 compared to 4.25 percent in first quarter 2006 and 4.34 percent in the second quarter of last year.

Noninterest income increased 12 percent to $111.8 million in second quarter 2006 from $99.8 million in second quarter 2005. In second quarter 2005, noninterest income was reduced by $5.2 million resulting from a write-off of the net capitalized expenses on HELOC held for sale that prepaid faster than anticipated. Fees from deposit transactions and cash management increased 8 percent or $3.3 million compared to second quarter 2005 due to deposit growth and pricing initiatives. Revenue from loan sales and securitizations increased 18 percent or $2.0 million in second quarter 2006 compared to second quarter 2005.

Provision for loan losses increased to $18.3 million in second quarter 2006 from $15.7 million last year, primarily reflecting loan growth and a trend away from the recently experienced low levels of net charge-offs.

Noninterest expense was $211.9 million in second quarter 2006 compared to $192.8 million last year. A previously identified pool of construction loans in which certain misrepresentations had been made experienced deterioration this quarter which resulted in a $7.9 million negative impact on noninterest expense. In addition, noninterest expense has increased $8.6 million due to national businesses within Retail/Commercial Banking.

Pre-tax income for Retail/Commercial Banking increased 9 percent to $112.3 million for second quarter 2006, compared to $102.7 million for second quarter 2005.

Mortgage Banking

Total revenues for Mortgage Banking were $139.1 million in second quarter 2006 compared to $155.6 million in second quarter 2005.

Net interest income decreased 34 percent to $25.1 million in second quarter 2006 from $37.9 million in second quarter 2005. The flattening of the yield curve resulted in compression of the spread on the warehouse, which was 1.44 percent in second quarter 2006 compared to 2.66 percent for the same period in 2005. Additionally, an 11 percent decrease in the warehouse negatively impacted net interest income.

Noninterest income decreased to $114.0 million in second quarter 2006 compared to $117.7 million in second quarter 2005. Noninterest income consists primarily of mortgage banking-related revenue, net of costs, from the origination and sale of mortgage loans, fees from mortgage servicing and mortgage servicing rights (MSR) net hedge gains or losses. Mortgage servicing noninterest income prior to the adoption of SFAS No. 156 in first quarter 2006 was net of amortization, impairment and other expenses related to MSR and related hedges. Subsequent to the adoption of SFAS No. 156, mortgage servicing noninterest income reflects the change in fair value of MSR combined with hedging results, whether positive or negative.

Noninterest income from mortgage origination and servicing activities both increased this year over second quarter of last year. Loans sold increased 12 percent to $107.4 million from $95.7 million in second quarter 2005 as margins on loans sold improved 24 basis points while loans delivered into the secondary market decreased 15 percent to $7.4 billion. Total mortgage servicing fees increased 17 percent to $80.2 million from $68.4 million primarily reflecting mortgage servicing portfolio growth of 9 percent to $99.3 billion on June 30, 2006.

Servicing hedging activities and write-off of MSR values negatively impacted net servicing revenues this quarter as compared to a year ago. Changes in the value of MSR due to factors other than runoff net of hedge results reflected a net loss of $2.5 million in second quarter 2006 compared to a gain of $18.0 million during the same period last year. Additionally, although overall prepayments declined with lower refinance activity, this benefit was offset by the fact that MSR that prepaid this quarter were more valuable than a year ago, causing the change in MSR value due to runoff to increase to $72 million from $68 million last year. Trading asset performance and reduced option expense resulted in a $5.9 million increase in servicing income compared to 2005.

Other noninterest income decreased $8.4 million due in part to a deferred compensation plan which decreased $3.7 million from second quarter 2005. This decline in revenue was matched by a corresponding $3.8 million decrease in noninterest expense associated with this plan.

Noninterest expense decreased 4 percent or $4.0 million to $109.6 million in second quarter 2006 compared to $113.6 million in second quarter 2005. Contributing to this decrease are reductions in deferred compensation costs, discretionary spending and consolidation of certain back office functions.

Mortgage Banking had pre-tax income of $29.2 million for second quarter 2006, compared to $41.9 million for second quarter 2005.

Capital Markets

Total revenues for Capital Markets were $96.5 million in second quarter 2006 compared to $90.8 million in second quarter 2005.

Revenues from fixed income sales decreased 18 percent to $41.8 million in second quarter 2006 compared to $50.8 million in second quarter 2005. Revenues from other products were $62.2 million in second quarter 2006, an increase of $15.6 million, or 33 percent, from second quarter 2005. Revenues from other products include fee income from activities such as loan sales, investment banking, structured finance, equity research, portfolio advisory and the sale of bank-owned life insurance. These other sources of revenue represented 60 percent of total product revenues in second quarter 2006 compared to 48 percent in second quarter 2005. The increase from second quarter 2005 was primarily due to increased fees from investment banking and structured finance activities. Other non-product revenues relating to a deferred compensation plan decreased $5.6 million from second quarter 2005. This decline in revenue was offset by a related $5.8 million decrease in noninterest expense associated with this plan.

Net interest expense improved $4.9 million in second quarter 2006 compared to second quarter 2005 primarily due to improved execution that decreased nonearning assets.

Noninterest expense was $80.5 million in second quarter 2006 compared to $82.8 million in second quarter 2005. This decline was primarily due to a $5.8 million decrease related to the deferred compensation plan mentioned above.

Capital Markets pre-tax earnings were $16.0 million in second quarter 2006 compared to $8.0 million in second quarter 2005.

Corporate

The Corporate segment's results yielded a pre-tax loss of $10.5 million in second quarter 2006 compared to a pre-tax loss of $12.9 million in second quarter 2005. The second quarter 2006 results include $2.9 million of net securities gains.

AVERAGE BALANCE SHEET

Total average assets increased 6 percent to $38.5 billion for second quarter 2006. Total loans increased 21 percent to $21.4 billion as commercial loans grew 20 percent and retail loans increased 21 percent. Loans held for sale decreased 24 percent to $4.6 billion. Average earning assets increased 7 percent to $33.9 billion. Interest-bearing core deposits increased 17 percent. Total core deposits increased 10 percent to $13.1 billion, which reflects market share gains in Tennessee markets, new market expansion and improved national cross-sell efforts. Purchased funds decreased 10 percent to $16.0 billion. Average shareholders' equity increased 13 percent in second quarter 2006.

The consolidated net interest margin was 3.00 percent for second quarter 2006 compared to 3.06 percent for second quarter 2005. This compression in the margin occurred as the net interest spread decreased to 2.34 percent in 2006 from 2.66 percent in 2005 while the benefit from free funding increased to 66 basis points from 40 basis points. The decline in margin is attributable to a flatter yield curve which decreased spread on the warehouse by 122 basis points to 1.44 percent, creating a negative impact of 13 basis points on the overall corporate margin this quarter as compared to a year ago.

ASSET QUALITY

Provision for loan losses increased to $18.7 million in second quarter 2006 from $15.8 million in second quarter 2005, reflecting loan growth and a trend away from the recently experienced low levels of net charge-offs. Nonperforming assets were $112.7 million on June 30, 2006, compared to $77.5 million on June 30, 2005. However, as the loan portfolio experienced strong growth during this period, the nonperforming assets ratio only increased to 45 basis points in second quarter 2006 from 36 basis points last year. The nonperforming asset ratio was expected to experience some deterioration as the loan portfolio matured and the deterioration of a single commercial credit in our traditional lending markets added to this increase. The net charge-off ratio increased to 26 basis points in second quarter 2006 from 23 basis points in 2005 as net charge-offs grew to $13.8 million from $10.3 million during a period of strong loan growth. (See the table on A-6 for an analysis of the allowance for loan losses and details on nonperforming assets and the table on A-7 for asset quality ratios).

OUTLOOK

"Going forward we will continue to remain focused on executing our strategies and implementing our efficiency initiatives. This will position us to realize additional improvement in our reported earnings once the yield curve stabilizes," Glass concluded.

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, natural disasters, and items already mentioned in this press release, as well as critical accounting estimates and other factors described in FHN's recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

OTHER INFORMATION

FHN provides additional disclosure and discussion related to FHN's earnings and business segment performance through a financial supplement which is available in the investor relations section of FHN's website at www.fhnc.com.

Management will also host a conference call at 8:00 a.m. Central Time July 20 to review earnings and performance trends. Callers wishing to participate in the call may dial toll-free starting at 7:45 a.m. Central Time July 20 by dialing 1-800-289-0494 (international participants dial 1-913-981-5520). The conference will also be webcast live through the investor relations section of FHN's website. To access the webcast, visit http://www.shareholder.com/fhnc/MediaRegister.cfm. A replay of the call will be available from 11 a.m. Central Time July 20 until 10:59 p.m. July 30 by calling 1-888-203-1112 or 1-719-457-0820 for international participants. The passcode is 1609844. The event will be archived and made available by 1 p.m. Central Time July 20 on FHN's website at www.fhnc.com. For four weeks from the press release date, FHN will respond to individual requests for clarification of the provided disclosures. However, we will make every effort not to provide, and you should not expect to receive, material non-public information as that term is defined in the SEC Regulation FD. Without limiting the foregoing, after the conference call and except for the guidance expressed or implied herein, we will not provide any earnings guidance, directly or indirectly, express or implied.

GENERAL INFORMATION

About First Horizon

Over 12,000 employees of First Horizon National Corp. (NYSE:FHN) provide financial services to individuals and business customers through hundreds of offices located in 46 states. The corporation's three major brands -- FTN Financial, First Horizon and First Tennessee -- provide customers with a broad range of products and services including:

  --  Capital Markets, one of the nation's top underwriters of U.S.
      government agency securities
  --  Mortgage Banking, one of the nation's top 25 mortgage
      originators and top 15 servicers, which earned a top-10 ranking in customer satisfaction from J.D. Power and Associates
  --  Retail/Commercial Banking, with the largest market share in
      Tennessee and one of the highest customer retention rates of any bank in the country

FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by Business Ethics magazine. More information can be found at www.fhnc.com.

                  FIRST HORIZON NATIONAL CORPORATION
                         STATEMENTS OF INCOME
                           Quarterly Growth
                              (Unaudited)

                                           Quarter Ended
                                              June 30
                                        -------------------
                                                              Growth
 (Thousands)                              2006       2005    Rate (%)
 ---------------------------------------------------------------------
 Interest income                        $578,582   $438,385   32.0 +
 Less interest expense                   324,984    196,777   65.2 +
 ---------------------------------------------------------------------
  Net interest income                    253,598    241,608    5.0 +
 Provision for loan losses                18,653     15,786   18.2 +
 ---------------------------------------------------------------------
  Net interest income after provision
   for loan losses                       234,945    225,822    4.0 +
 Noninterest income:
  Mortgage banking                       113,448    108,992    4.1 +
  Capital markets                        102,165     94,789    7.8 +
  Deposit transactions and
   cash management                        42,756     39,471    8.3 +
  Insurance commissions                   12,461     13,525    7.9 -
  Revenue from loan sales and
   securitizations                        12,212     10,317   18.4 +
  Trust services and investment
   management                             10,824     11,278    4.0 -
  Securities gains, net                    2,893         75     NM
  Other                                   35,228     41,666   15.5 -
 ---------------------------------------------------------------------
    Total noninterest income             331,987    320,113    3.7 +
 ---------------------------------------------------------------------
    Adjusted gross income after
     provision for loan losses           566,932    545,935    3.8 +
 Noninterest expense:
  Employee compensation, incentives
   and benefits                          245,796    244,123     .7 +
  Occupancy                               27,525     26,068    5.6 +
  Operations services                     17,075     18,402    7.2 -
  Equipment rentals, depreciation,
   and maintenance                        17,858     18,741    4.7 -
  Communications and courier              13,409     13,189    1.7 +
  Amortization of intangible assets        2,881      2,604   10.6 +
  Other                                   95,442     83,095   14.9 +
 ---------------------------------------------------------------------
    Total noninterest expense            419,986    406,222    3.4 +
 ---------------------------------------------------------------------
 Pre-tax income                          146,946    139,713    5.2 +
 Provision for income taxes               43,013     43,567    1.3 -
 ---------------------------------------------------------------------
 Income from continuing operations       103,933     96,146    8.1 +
 Income from discontinued operations,
  net of tax                                 376      3,858     NM
 ---------------------------------------------------------------------
 Net income                             $104,309   $100,004    4.3 +
                                        ===================
 ---------------------------------------------------------------------
 Diluted earnings per share from
  continuing operations                 $    .82   $    .74   10.8 +
 Diluted earnings per common share      $    .82   $    .77    6.5 +
 Dividends declared                     $    .45   $    .43
 Diluted shares                          127,280    129,428

 SELECTED FINANCIAL RATIOS:
 --------------------------
 Return on average assets                   1.09%      1.11%
 Return on average
  shareholders' equity                      17.4       18.8
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                         STATEMENTS OF INCOME
                             Yearly Growth
                              (Unaudited)

                                           Year-to-date
                                             June 30
                                     ------------------------
                                                               Growth
 (Thousands)                             2006          2005   Rate (%)
 ---------------------------------------------------------------------
 Interest income                     $1,111,951    $  823,261   35.1 +
 Less interest expense                  612,632       354,206   73.0 +
 ---------------------------------------------------------------------
   Net interest income                  499,319       469,055    6.5 +
 Provision for loan losses               36,452        28,895   26.2 +
 ---------------------------------------------------------------------
   Net interest income after
    provision for loan losses           462,867       440,160    5.2 +
 Noninterest income:
  Mortgage banking                      202,263       227,755   11.2 -
  Capital markets                       195,023       189,951    2.7 +
  Deposit transactions and cash
   management                            80,779        72,726   11.1 +
  Insurance commissions                  27,147        28,274    4.0 -
  Revenue from loan sales and
   securitizations                       23,569        23,551     .1 +
  Trust services and investment
   management                            21,481        22,442    4.3 -
  Securities (losses)/gains, net        (77,388)            9    NM
  Other                                  64,857        78,283   17.2 -
 ---------------------------------------------------------------------
   Total noninterest income             537,731       642,991   16.4 -
 ---------------------------------------------------------------------
   Adjusted gross income after
    provision for loan losses         1,000,598     1,083,151    7.6 -
 Noninterest expense:
  Employee compensation, incentives
   and benefits                         505,937       484,420    4.4 +
  Occupancy                              57,627        50,079   15.1 +
  Operations services                    34,515        34,847    1.0 -
  Equipment rentals, depreciation,
   and maintenance                       38,122        36,226    5.2 +
  Communications and courier             28,321        25,657   10.4 +
  Amortization of intangible assets       5,769         5,140   12.2 +
  Other                                 192,910       154,390   24.9 +
 ---------------------------------------------------------------------
    Total noninterest expense           863,201       790,759    9.2 +
 ---------------------------------------------------------------------
 Pre-tax income                         137,397       292,392   53.0 -
 Provision for income taxes              30,054        93,431   67.8 -
 ---------------------------------------------------------------------
 Income from continuing operations      107,343       198,961   46.0 -
 Income from discontinued operations,
  net of tax                            210,649         6,873    NM
 ---------------------------------------------------------------------
   Income before cumulative effect      317,992       205,834   54.5 +
 Cumulative effect of changes in
  accounting principle, net of tax        1,345            --    NM
 ---------------------------------------------------------------------
 Net income                          $  319,337    $  205,834   55.1 +
                                     ========================
 ---------------------------------------------------------------------
 Diluted earnings per share from
  continuing operations              $      .84    $     1.55   45.8 -
 Diluted earnings per share before
  cumulative effect                  $     2.48    $     1.60   55.0 +
 Diluted earnings per common share   $     2.49    $     1.60   55.6 +
 Dividends declared                  $      .90    $      .86
 Diluted shares                         128,185       128,734

 SELECTED FINANCIAL RATIOS:
 --------------------------
 Return on average assets                  1.69%         1.18%
 Return on average
  shareholders' equity                     27.2          19.8
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                    AVERAGE STATEMENTS OF CONDITION
                           Quarterly Growth
                              (Unaudited)

                                         Quarter Ended
                                            June 30
                                     -----------------------
                                                               Growth
 (Thousands)                           2006          2005     Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial and
    industrial                     $ 6,570,293   $ 5,894,439    11.5 +
   Real estate commercial            1,259,416     1,086,327    15.9 +
   Real estate construction          2,380,430     1,546,171    54.0 +
 ---------------------------------------------------------------------
    Total commercial loans          10,210,139     8,526,937    19.7 +
  Retail:
   Real estate residential           8,544,548     7,533,472    13.4 +
   Real estate construction          2,028,480     1,321,238    53.5 +
   Other retail                        162,573       161,073      .9 +
   Credit card receivables             197,706       239,542    17.5 -
   Real estate loans pledged
    against other collateralized
    borrowings (a)                     286,170            --     NM
 ---------------------------------------------------------------------
    Total retail loans              11,219,477     9,255,325    21.2 +
 ---------------------------------------------------------------------
     Total loans, net of unearned
      income                        21,429,616    17,782,262    20.5 +
 Investment securities               3,008,310     2,931,319     2.6 +
 Loans held for sale                 4,623,847     6,055,933    23.6 -
 Other earning assets                4,884,614     4,849,702      .7 +
 ---------------------------------------------------------------------
      Total earning assets          33,946,387    31,619,216     7.4 +
 Cash and due from banks               794,019       727,429     9.2 +
 Other assets                        3,754,492     3,935,557     4.6 -
 ---------------------------------------------------------------------
      Total assets                 $38,494,898   $36,282,202     6.1 +
                                   =========================
 Certificates of deposit under
  $100,000 and other time          $ 2,779,821   $ 2,184,264    27.3 +
 Other interest-bearing deposits     5,146,322     4,613,876    11.5 +
 ---------------------------------------------------------------------
   Total interest-bearing
    core deposits                    7,926,143     6,798,140    16.6 +
 Demand deposits                     1,817,045     1,835,618     1.0 -
 Other noninterest-bearing
  deposits                           3,379,079     3,331,828     1.4 +
 ---------------------------------------------------------------------
      Total core deposits           13,122,267    11,965,586     9.7 +
 Certificates of deposit $100,000
  and more                           8,859,178    10,557,321    16.1 -
 ---------------------------------------------------------------------
      Total deposits                21,981,445    22,522,907     2.4 -
 Short-term borrowed funds           7,094,945     7,239,754     2.0 -
 Term borrowings                     4,867,560     2,585,246    88.3 +
 Other collateralized
  borrowings (a)                       293,050            --     NM
 ---------------------------------------------------------------------
      Total long-term debt           5,160,610     2,585,246    99.6 +
 Other liabilities                   1,561,196     1,506,335     3.6 +
 Preferred stock of subsidiary         295,274       295,432      .1 -
 Shareholders' equity                2,401,428     2,132,528    12.6 +
 ---------------------------------------------------------------------
      Total liabilities and
       shareholders' equity        $38,494,898   $36,282,202     6.1 +
                                   =========================
 ---------------------------------------------------------------------
 (a) During first quarter 2006, FHN sold loans through an
     on-balance sheet securitization, which is structured as a
     financing for accounting purposes.

                  FIRST HORIZON NATIONAL CORPORATION
                    AVERAGE STATEMENTS OF CONDITION
                             Yearly Growth
                              (Unaudited)

                                           Year-to-date
                                             June 30
                                    -------------------------
                                                               Growth
 (Thousands)                            2006          2005    Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial and
    industrial                      $ 6,493,292   $ 5,688,417   14.1 +
   Real estate commercial             1,242,327     1,045,671   18.8 +
   Real estate construction           2,289,566     1,426,739   60.5 +
 ---------------------------------------------------------------------
    Total commercial loans           10,025,185     8,160,827   22.8 +
  Retail:
   Real estate residential            8,586,725     7,460,067   15.1 +
   Real estate construction           1,995,254     1,213,911   64.4 +
   Other retail                         163,564       160,880    1.7 +
   Credit card receivables              217,786       238,808    8.8 -
   Real estate loans pledged
    against other collateralized
     borrowings (a)                     147,125            --    NM
 ---------------------------------------------------------------------
    Total retail loans               11,110,454     9,073,666   22.4 +
 ---------------------------------------------------------------------
      Total loans, net of
       unearned income               21,135,639    17,234,493   22.6 +
 Investment securities                3,017,320     2,863,440    5.4 +
 Loans held for sale                  4,699,689     5,687,570   17.4 -
 Other earning assets                 4,693,790     4,713,909     .4 -
 ---------------------------------------------------------------------
    Total earning assets             33,546,438    30,499,412   10.0 +
 Cash and due from banks                812,493       728,609   11.5 +
 Other assets                         3,735,504     3,964,853    5.8 -
 ---------------------------------------------------------------------
    Total assets                    $38,094,435   $35,192,874    8.2 +
                                    =========================
 Certificates of deposit under
  $100,000 and other time           $ 2,691,690   $ 2,143,558   25.6 +
 Other interest-bearing deposits      4,971,452     4,590,992    8.3 +
 ---------------------------------------------------------------------
    Total interest-bearing
     core deposits                    7,663,142     6,734,550   13.8 +
 Demand deposits                      1,764,936     1,810,430    2.5 -
 Other noninterest-bearing
  deposits                            3,292,129     3,167,695    3.9 +
 ---------------------------------------------------------------------
    Total core deposits              12,720,207    11,712,675    8.6 +
 Certificates of deposit
  $100,000 and more                   9,737,752    10,353,328    5.9 -
 ---------------------------------------------------------------------
    Total deposits                   22,457,959    22,066,003    1.8 +
 Short-term borrowed funds            6,955,891     6,699,227    3.8 +
 Term borrowings                      4,336,055     2,600,614   66.7 +
 Other collateralized
  borrowings (a)                        150,647            --    NM
 ---------------------------------------------------------------------
    Total long-term debt              4,486,702     2,600,614   72.5 +
 Other liabilities                    1,529,957     1,563,153    2.1 -
 Preferred stock of subsidiary          295,274       163,448   80.7 +
 Shareholders' equity                 2,368,652     2,100,429   12.8 +
 ---------------------------------------------------------------------
    Total liabilities and
     shareholders' equity           $38,094,435   $35,192,874    8.2 +
                                    =========================
 ---------------------------------------------------------------------
 (a) During first quarter 2006, FHN sold loans through an
     on-balance sheet securitization, which is structured as a
     financing for accounting purposes.

                  FIRST HORIZON NATIONAL CORPORATION
                  PERIOD-END STATEMENTS OF CONDITION
                              (Unaudited)

                                          June 30
                                 -------------------------     Growth
 (Thousands)                         2006          2005       Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial and
    industrial                   $ 6,705,925   $ 6,181,598       8.5 +
   Real estate commercial          1,276,278     1,128,164      13.1 +
   Real estate construction        2,453,579     1,662,777      47.6 +
 ---------------------------------------------------------------------
    Total commercial loans        10,435,782     8,972,539      16.3 +
  Retail:
   Real estate residential         8,545,198     7,549,881      13.2 +
   Real estate construction        2,076,004     1,499,452      38.5 +
   Other retail                      163,121       163,848        .4 -
   Credit card receivables           202,117       242,841      16.8 -
   Real estate loans pledged
    against other collateralized
     borrowings (a)                  277,507            --       NM
 ---------------------------------------------------------------------
    Total retail loans            11,263,947     9,456,022      19.1 +
 ---------------------------------------------------------------------
   Total loans, net of
    unearned income               21,699,729    18,428,561      17.8 +
 Investment securities             3,108,569     2,998,495       3.7 +
 Loans held for sale               3,240,270     5,795,436      44.1 -
 Other earning assets              3,831,148     3,980,666       3.8 -
 ---------------------------------------------------------------------
     Total earning assets         31,879,716    31,203,158       2.2 +
 Cash and due from banks             854,846       988,509      13.5 -
 Discontinued assets                     696       137,045       NM
 Other assets                      4,733,976     4,837,077       2.1 -
 ---------------------------------------------------------------------
     Total assets                $37,469,234   $37,165,789        .8 +
                                 =========================
 Certificates of deposit under
  $100,000 and other time        $ 2,819,597   $ 2,223,519      26.8 +
 Other interest-bearing deposits   5,141,528     4,522,124      13.7 +
 ---------------------------------------------------------------------
    Total interest-bearing
     core deposits                 7,961,125     6,745,643      18.0 +
 Demand deposits                   2,740,131     2,588,923       5.8 +
 Other noninterest-bearing
  deposits                         2,939,067     3,288,812      10.6 -
 ---------------------------------------------------------------------
    Total core deposits           13,640,323    12,623,378       8.1 +
 Certificates of deposit
  $100,000 and more                8,053,119     8,962,649      10.1 -
 ---------------------------------------------------------------------
    Total deposits                21,693,442    21,586,027        .5 +
 Short-term borrowed funds         5,038,632     7,823,562      35.6 -
 Term borrowings                   5,325,014     2,537,046     109.9 +
 Other collateralized
  borrowings (a)                     281,280            --       NM
 ---------------------------------------------------------------------
    Total long-term debt           5,606,294     2,537,046     121.0 +
 Discontinued liabilities              8,422       109,883       NM
 Other liabilities                 2,384,977     2,597,082       8.2 -
 Preferred stock of subsidiary       295,274       295,275        --
 Shareholders' equity              2,442,193     2,216,914      10.2 +
 ---------------------------------------------------------------------
    Total liabilities and
     shareholders' equity        $37,469,234   $37,165,789        .8 +
                                 =========================
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.
 (a) During first quarter 2006, FHN sold loans through an on-balance sheet securitization, which is structured as a financing for accounting purposes.

                  FIRST HORIZON NATIONAL CORPORATION
                       ASSET QUALITY HIGHLIGHTS
                              (Unaudited)

 (Thousands)            2Q06      1Q06      4Q05      3Q05      2Q05
 ---------------------------------------------------------------------
 ALLOWANCE FOR
 LOAN LOSSES:
  Beginning
   Reserve            $195,011  $189,705  $185,029  $169,697  $164,195
  Provision             18,653    17,799    16,175    22,608    15,786
  Divestitures/
   acquisitions             --    (1,195)     (516)    1,902        --
  Charge-offs          (17,518)  (14,791)  (14,586)  (12,900)  (13,642)
  Recoveries             3,689     3,493     3,603     3,722     3,358
 ---------------------------------------------------------------------
   Ending Balance     $199,835  $195,011  $189,705  $185,029  $169,697
 -----------------====================================================
 Reserve for off-
  balance sheet
  commitments         $  9,250  $  9,420  $ 10,650  $  9,034  $  8,515
 Total of allowance
  for loan losses
  and reserve for
  off-balance sheet
  commitments         $209,085  $204,431  $200,355  $194,063  $178,212
 ---------------------------------------------------------------------
 NONPERFORMING
  ASSETS:
 RETAIL/COMMERCIAL
 BANKING:
  Nonperforming
   loans              $ 61,358  $ 49,332  $ 40,771  $ 39,236  $ 39,792
  Foreclosed real
   estate               24,425    19,556    18,932    19,875    18,647
 ---------------------------------------------------------------------
 Total Retail/
  Commercial Banking    85,783    68,888    59,703    59,111    58,439
 ---------------------------------------------------------------------
 MORTGAGE BANKING:
  Nonperforming
   loans - held for
   sale                 14,976    16,000    11,488    11,868    10,550
  Foreclosed real
   estate               11,899     9,538     8,478     7,981     8,490
 ---------------------------------------------------------------------
 Total Mortgage
  Banking               26,875    25,538    19,966    19,849    19,040
 ---------------------------------------------------------------------
   Total nonper-
    forming assets    $112,658  $ 94,426  $ 79,669  $ 78,960  $ 77,479
                      ================================================
 Loans past due
  90 days or
  more (a)            $165,759  $187,974  $213,658  $193,156  $189,819
 Guaranteed portion
  of loans past due
  90 days or
  more (a)             136,529   159,680   178,838   166,891   165,216

 Period-end loans,
  net of unearned
  income (millions)   $ 21,700  $ 21,187  $ 20,601  $ 19,212  $ 18,429
 Insured loans             753       812       827       667       831
 ---------------------------------------------------------------------
 Loans excluding
  insured loans       $ 20,947  $ 20,375  $ 19,774  $ 18,545  $ 17,598
                      ================================================
 Off-balance sheet
  commitments
  (millions) (b)      $  7,305  $  7,787  $  9,091  $  8,751  $  6,871
 ---------------------------------------------------------------------
 (a) Includes loans held for sale.
 (b) Amount of off-balance sheet commitments for which a reserve has been provided.
  Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                       ASSET QUALITY HIGHLIGHTS
                             (Unaudited)

                         2Q06      1Q06      4Q05      3Q05      2Q05
 ---------------------------------------------------------------------
 FHN CONSOLIDATED:
 Nonperforming
  loans ratio (a)        .28%      .23%      .20%      .20%      .22%
 Nonperforming
  assets ratio (b)       .45       .37       .33       .35       .36
 Allowance to
  total loans            .92       .92       .92       .96       .92
 Allowance to
  loans excluding
  insured loans          .95       .96       .96      1.00       .96
 Allowance to
  nonperforming
  loans (c)           325.69    395.30    465.29    471.58    426.46
 Allowance to
  nonperforming
  assets (d)          204.58    248.66    278.24    275.78    253.55
 Net charge-off
  ratio (e)              .26       .22       .22       .20       .23

 RETAIL/COMMERCIAL
  BANKING:
 Nonperforming
  assets ratio (b)       .40%      .33%      .29%      .31%      .32%
 Allowance to
  nonperforming
  assets              232.95    283.08    317.75    313.02    290.38

 MORTGAGE BANKING:
 Nonperforming
  assets ratio (f)       .03%      .03%      .02%      .02%      .02%
 ---------------------------------------------------------------------
 (a) Ratio is nonperforming loans in the loan portfolio to total loans
 (b) Ratio is nonperforming assets related to the loan portfolio to total loans plus foreclosed real estate and other assets
 (c) Ratio is allowance to nonperforming loans in the loan
     portfolio
 (d) Ratio is allowance to nonperforming assets related to the loan portfolio
 (e) Ratio is annualized net charge-offs to average total loans
 (f) Ratio is nonperforming assets to unpaid principal balance of servicing portfolio
 Certain previously reported amounts have been reclassified to agree with current presentation.

                  FIRST HORIZON NATIONAL CORPORATION
                      BUSINESS SEGMENT HIGHLIGHTS
                              (Unaudited)

 (Thousands)        2Q06       1Q06       4Q05       3Q05       2Q05
 ---------------------------------------------------------------------
 RETAIL/COMMERCIAL
  BANKING
 Total
  revenues(a)     $342,552   $331,362   $341,409   $331,459   $311,124
 Provision for
  loan losses       18,361     18,026     15,897     22,428     15,667
 Noninterest
  expenses         211,873    215,555    203,154    199,653    192,738
                  ----------------------------------------------------
  Pre-tax income   112,318     97,781    122,358    109,378    102,719
 Provision for
  income taxes      29,193     27,899     36,109     33,008     31,029
                  ----------------------------------------------------
 Income from
  continuing
  operations        83,125     69,882     86,249     76,370     71,690
 Income from
  discontinued
  operations, net
  of tax               376    210,273      5,369      4,830      3,858
                  ----------------------------------------------------
 Income before
  cumulative
  effect            83,501    280,155     91,618     81,200     75,548
 Cumulative effect
  of changes in
  accounting
  principle, net
  of tax                --        522     (3,098)        --         --
                  ----------------------------------------------------
 Net income       $ 83,501   $280,677   $ 88,520   $ 81,200   $ 75,548

 MORTGAGE BANKING
 Total revenues(a)$139,072   $120,119   $154,521   $193,023   $155,626
 Provision for
  loan losses          292       (227)       278        180        119
 Noninterest
  expenses         109,581    125,699    115,261    132,253    113,584
                  ----------------------------------------------------
  Pre-tax income/
   (loss)           29,199     (5,353)    38,982     60,590     41,923
 Provision/(benefit)
  for income taxes  10,042     (2,114)    12,133     21,881     15,007
                  ----------------------------------------------------
 Income/(loss)
  before cumulative
  effect            19,157     (3,239)    26,849     38,709     26,916
 Cumulative effect
  of changes in
  accounting
  principle,
  net of tax            --        414         --         --         --
                  ----------------------------------------------------
 Net income/
  (loss)          $ 19,157   $ (2,825)  $ 26,849   $ 38,709   $ 26,916

 CAPITAL MARKETS
 Total
  revenues (a)    $ 96,464   $ 93,340   $ 79,005   $ 78,497   $ 90,806
 Noninterest
  expenses          80,553     86,379     75,759     76,093     82,757
                  ----------------------------------------------------
  Pre-tax income    15,911      6,961      3,246      2,404      8,049
 Provision for
  income taxes       7,023      1,745      1,076        481      2,161
                  ----------------------------------------------------
 Income before
  cumulative
  effect             8,888      5,216      2,170      1,923      5,888
 Cumulative effect
  of changes in
  accounting
  principle, net
  of tax                --        179         --         --         --
                  ----------------------------------------------------
 Net income       $  8,888   $  5,395   $  2,170   $  1,923   $  5,888

 CORPORATE
 Total revenues(a)$  7,497   $(93,356)  $    875   $  3,780   $  4,165
 Noninterest
  expenses          17,979     15,582     19,118     18,176     17,143
                  ----------------------------------------------------
  Pre-tax loss     (10,482)  (108,938)   (18,243)   (14,396)   (12,978)
 Income tax
  benefit           (3,245)   (40,489)    (6,623)    (5,508)    (4,630)
                  ----------------------------------------------------
 Loss before
  cumulative
  effect            (7,237)   (68,449)   (11,620)    (8,888)    (8,348)
 Cumulative effect
  of changes
  in accounting
  principle, net
  of tax                --        230         --         --         --
                  ----------------------------------------------------
 Net loss         $ (7,237)  $(68,219)  $(11,620)  $ (8,888)  $ (8,348)

 TOTAL CONSOLIDATED
 Total
  revenues(a)     $585,585   $451,465   $575,810   $606,759   $561,721
 Provision for
  loan losses       18,653     17,799     16,175     22,608     15,786
 Total noninterest
  expenses         419,986    443,215    413,292    426,175    406,222
                  ----------------------------------------------------
 Consolidated pre-
  tax income/
  (loss)           146,946     (9,549)   146,343    157,976    139,713
 Provision/
  (benefit) for
  income taxes      43,013    (12,959)    42,695     49,862     43,567
                  ----------------------------------------------------
 Income from
  continuing
  operations       103,933      3,410    103,648    108,114     96,146
 Income from
  discontinued
  operations, net
  of tax               376    210,273      5,369      4,830      3,858
                  ----------------------------------------------------
 Income before
  cumulative
  effect           104,309    213,683    109,017    112,944    100,004
 Cumulative effect
  of changes in
  accounting
  principle, net
  of tax                --      1,345     (3,098)        --         --
                  ----------------------------------------------------
 Net income       $104,309   $215,028   $105,919   $112,944   $100,004
                  ====================================================
 ---------------------------------------------------------------------

 Certain previously reported amounts have been reclassified to agree with current presentation.
 (a) Includes noninterest income and net interest income/(expense)

CONTACT:  First Horizon National Corporation
          Media Information:
          Kim Cherry
            (901) 523-4726
          Investor Relations:
          Marty Mosby
           (901) 523-5620